UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2007

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPESNATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Rimage Corporation (the “Company”) entered into a letter agreement dated December 21, 2007 with David J. Suden that became effective December 31, 2007. Pursuant to the letter agreement, Mr. Suden will cease serving as the Company’s Chief Technical Officer and cease serving as an “executive officer” of the Company effective December 31, 2007. Beginning January 1, 2008, Mr. Suden will be employed by the Company as its Strategic Technology Consultant at an annual base salary of $327,375 through December 31, 2008. Mr. Suden will continue as a member of the Board of Directors of Rimage until the 2008 Annual Meeting of Shareholders or until his earlier resignation, death or removal. After December 31, 2008, if Mr. Suden’s employment with the Company does not continue, Mr. Suden will be eligible for COBRA coverage beginning on January 1, 2009 for a period of 18 months, unless Mr. Suden becomes covered through another group plan. The Company will make a one-time lump sum bonus payment to Mr. Suden of $39,000, less required withholding, intended to help defray the cost of insurance premiums. The December 31, 2007 letter agreement also contains general releases in favor of the Company.

The December 31, 2007 letter agreement supersedes the amended and restated letter agreement dated March 19, 2007 between Mr. Suden and the Company, except that a non-disclosure and non-competition agreement with Mr. Suden will continue to remain in effect. A copy of the December 31, 2007 letter agreement is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Letter Agreement dated December 21, 2007 between Rimage Corporation and David J. Suden.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:	January 7, 2007